EXHIBIT 21.1

                                  SUBSIDIARIES

                                                                Jurisdiction of
                                                                 Incorporation/
Name                                                              Organization
----                                                            ---------------

Stratford American Car Rental Systems                              Arizona
Stratford American Energy Corporation                              Oklahoma
Stratford American Gold Venture Corporation                        Arizona
Stratford American Oil and Gas Corporation                         Arizona
Stratford American Properties Corporation                          Arizona
Stratford American Resource Corporation                            Texas
SA Oil and Gas Corporation                                         Arizona
Scottsdale Thompson Peak, LLC (80% Controlling Interest)           Arizona